CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to us under the heading “Management of the Fund” appearing in the Prospectus, which is part of this Pre-Effective Amendment No. 1 to Registration Statement Nos. 333-118634 and 811-21625 of Intrepid Capital Fund [the only portfolio constituting Intrepid Capital Management Funds Trust] on Form N-1A.

/s/ Ennis, Pellum & Associates, P.A.

Jacksonville, Florida
December 2, 2004